UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

Abtech Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 North Scottsdale Road, Suite 235
Scottsdale, Arizona 85251
(Address of Principal Executive Offices)

(480) 874-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.

On February 16, 2016, Olivia H. Farr, 54, resigned from the Company’s Board of Directors (the “Board”), effective that date. Mrs. Farr also served as a member of the Board’s Compensation Committee. Mrs. Farr’s resignation was not related to any disagreement with the Board on any matter relating to the operations, policies or practices of the Company.

(d) Election of New Director.

On February 18, 2016, the Board unanimously elected Dipak P. Jogia to fill the vacancy on the Board created by Mrs. Farr’s resignation. Mr. Jogia is the Managing Partner and Co-Founder of Highmore, an alternative asset manager, and serves as investment advisor to the Hugo Neu Corporation, the owner of approximately 13% of the Company’s outstanding common stock. Prior to co-founding Highmore, Mr. Jogia was the Head of Alternative Investments Research at Oppenheimer & Co. Prior to joining Oppenheimer, Mr. Jogia was a Partner at FrontPoint Partners, a multi-strategy hedge fund partnership based in Greenwich, Connecticut. Mr. Jogia has also held positions at Abbey National in London and Key Asset Management, a European fund of hedge funds. Mr. Jogia received a B.A. in History, a postgraduate Diploma in Economics and an MSc in Economic History from the London School of Economics and Political Science.

Mr. Jogia will receive the same compensation package as other independent, non-employee directors, but no compensation has been awarded as of the date of this Current Report. Currently, independent non-employee directors receive an annual retainer of $10,000 per year, plus $2,500 per quarter for attendance at regular meetings of the Board. Members of the Compensation Committee receive an annual fee of $375 for attendance at a majority of compensation committee meetings held during the year. Independent, non-employee directors also receive a grant of discretionary non-qualified stock options under the Company’s shareholder-approved stock option plan, with 60,000 shares vesting per year. Stock options under such plans are awarded with an exercise price per share equal to the fair market value of the Company’s common stock on the option grant date, and typically have a term of not more than 10 years from date of grant. Independent, non-employee directors can also receive up to $20,000 and 40,000 stock options if the Company achieves annual performance targets set by the Board.

The Company anticipates that Mr. Jogia will be appointed a member of the Compensation Committee of the Board, but such appointment was not made during the Board meeting at which Mr. Jogia was appointed a member of the Board.

The Company is not aware of any transaction in which Mr. Jogia has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference, or deemed incorporated by reference, in any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	ABTECH HOLDINGS, INC.
(Registrant)
	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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